Exhibit 10.36
AMENDMENT OF LEASE
     THIS AGREEMENT, made as of the 6th day of January, 1986, between 401 PARK AVENUE SOUTH ASSOCIATES, (hereinafter referred as “Landlord”) and HEALTH MANAGEMENT SYSTEMS. INC. (hereinafter referred as “Tenant”).
W I T N E S S E T H
     WHEREAS, Landlord and Tenant entered into an Agreement of Lease (the “Lease”) dated SEPTEMBER 24, 1982, (the “Lease”), covering certain premises on the 10th floor in the building known as 401 PARK AVENUE SOUTH in the City, County and State of New York; and
     WHEREAS, the parties hereto desire to amend the Lease as follows:
1.	The date of the expiration of the term of the Lease is changed from November 30, 1992 to May 31, 1993.

2.	The fixed annual rental for the period November 30, 1992 to May 31, 1993 shall be $218,750 per annum.

3.	The words “...within five (5) days...” contained in Article 68 of the Lease are changed to “...within three (3) days...”

4.	Except as heretofore and hereby amended, all of the terms, conditions and covenants in the Lease, including, without limitation, the provisions of the Lease relating to additional rent shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH ASSOCIATES

BY:	/s/ Stephen J. Meringoff

HEALTH MANAGEMENT SYSTEMS, INC.

BY:	/s/ Illegible